Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Overview

Effective as of 12:01 a.m. on April 3, 2020, United Technologies Corporation (“UTC”, since renamed Raytheon Technologies Corporation, as described below) completed the previously announced separation into three independent companies through the distribution of all of the outstanding shares of common stock of Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”) to UTC shareowners through separate spin-off transactions (the “Separation and the Distributions”).

Additionally, following the Separation and the Distributions, pursuant to the agreement dated as of June 9, 2019, and amended as of March 9, 2020 (the “Merger Agreement”), UTC and Raytheon Company (“Raytheon”) completed their previously announced merger of equals transaction (the “Merger”) effective as of April 3, 2020, with the combined company renamed Raytheon Technologies Corporation (“Raytheon Technologies”, “RTC” or the “Company”). Throughout this Form 8-K filing, we may refer to Raytheon Technologies Corporation as the “Company”, “Raytheon Technologies” or “RTC” whether we are discussing events prior to, at the time of or subsequent to the Merger and name change. Upon completion of the Merger, each share of Raytheon common stock that was issued and outstanding immediately prior to the completion of the Merger (other than shares held by Raytheon as treasury stock) was converted into the right to receive 2.3348 fully paid and nonassessable shares of RTC common stock, and, if applicable, cash in lieu of fractional shares, less any applicable withholding taxes. The Company now trades on the New York Stock Exchange under the ticker “RTX.”

Beginning in the second quarter of 2020, the financial results of Carrier and Otis for periods prior to April 3, 2020 have been reflected as discontinued operations in the Company’s consolidated financial statements.

In contemplation of the Separation and the Distributions, in the first quarter of 2020, Carrier and Otis issued $9.25 billion and $5.3 billion, respectively, of unsecured, unsubordinated notes in multiple series and distributed the net proceeds to RTC. Additionally, Carrier and Otis entered into term loan credit agreements providing for unsecured, unsubordinated 3-year term loan credit facilities in the amount of $1.75 billion and $1 billion, respectively, that were fully drawn in the first quarter of 2020 and the net proceeds were distributed to RTC. RTC utilized the cash provided by the Otis and Carrier financings, described above, to pay down approximately $17 billion of existing RTC debt, the majority of which was paid down in the first quarter of 2020. The actions described in this paragraph are collectively referred to as the “Financing Transactions.”

Additionally, included within the Company’s results from continuing operations for the year ended December 31, 2020 are $407 million of after-tax costs incurred in connection with the Separation and the Distributions (“Other Transaction Costs”) and $95 million of after-tax costs incurred in connection with the Merger. These Other Transaction Costs and costs incurred in connection with the Merger are one-time in nature and have been excluded from the unaudited pro forma combined statement of operations.

Unaudited Pro Forma Combined Statement of Operations

The accompanying unaudited pro forma combined statement of operations was prepared in accordance with Article 11 of SEC Regulation S-X and gives effect to the following transactions:

•	The Merger, with acquisition accounting applied to Raytheon as the accounting acquiree; and

•	The Financing Transactions and Other Transaction Costs.

The historical consolidated statement of operations in the unaudited pro forma combined statement of operations has been adjusted to give effect to pro forma events that are (1) directly attributable to the Separation and the Distributions, and/or the Merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results of the Company.

The unaudited pro forma combined statement of operations does not give effect to any cost savings, operating synergies or revenue synergies that may result or have resulted from the Separation and the Distributions or the Merger or the costs to achieve any synergies.

The unaudited pro forma combined statement of operations has been presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined statement of operations does not purport to project the future operating results of the Company or reflect the Company’s historic results for any period other than as specifically reflected therein.

The unaudited pro forma combined statement of operations contains estimated adjustments, based upon available information and certain assumptions that we believe are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma combined statement of operations.

The unaudited pro forma combined statement of operations is presented to illustrate the estimated effects of the Financing Transactions and Other Transaction Costs as well as the Merger, based on the historical results of operations of RTC and Raytheon as follows:

•	The unaudited pro forma combined statement of operations for the year ended December 31, 2020 was prepared based on:

(1)	the historical audited consolidated statement of operations of Raytheon Technologies for the year ended December 31, 2020;

(2)	the historical unaudited consolidated statement of operations of Raytheon for the three months ended March 29, 2020; and

(3)	the historical unaudited consolidated statement of operations of Raytheon for the stub period of March 30, 2020 through April 2, 2020.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020  assumes the Financing Transactions, Other Transaction Costs and the Merger occurred on January 1, 2020. As of June 30, 2021, the impact of the Separation and the Distributions and the Merger are reflected in our financial position, and accordingly a Pro Forma Combined Balance Sheet as of June 30, 2021 is not presented.

This historical financial information included in the unaudited pro forma combined statement of operations was derived from and should be read in conjunction with the accompanying notes, as well as the following historical consolidated financial statements and related notes of RTC and Raytheon:

•
The Company’s audited consolidated statement of operations and related notes for the year ended December 31, 2020, included in RTC’s Annual Report on Form 10-K filed with the SEC on February 8, 2021; and

•
Raytheon’s unaudited consolidated statement of operations and related notes for the quarter ended March 29, 2020 included in Exhibit 99.1 within the Current Report on Form 8-K filed with the SEC on May 7, 2020.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year ended December 31, 2020
(Dollars and shares, in millions, except per share amounts)

	Raytheon Technologies Corporation	Financing Transactions and Other Transaction Costs (Note 2)		Raytheon Company After Reclassifications Quarter Ended March 29, 2020 (Note 3)	Raytheon Company After Reclassifications March 30, 2020 – April 2, 2020 (Note 3)	Pro Forma Merger Adjustments (Note 4)		Pro Forma Combined Company
Net Sales:
Product sales	$43,319	$—		$6,005	$344	$(122)	(c)	$49,546
Service sales	13,268	—		1,160	65	—		14,493
Total Net Sales	56,587	—		7,165	409	(122)		64,039
Costs and Expenses:
Cost of products sold	38,137	—		4,338	258	225	(d)	42,958
Cost of services sold	9,919	—		907	53	(1)	(d)	10,878
Research and development	2,582	—		161	17	1	(e)	2,761
Selling, general and administrative	5,540	(14)	(b)	567	22	(117)	(f)	5,998
Total Costs and Expenses	56,178	(14)		5,973	350	108		62,595
Goodwill impairment	(3,183)	—		—	—	—		(3,183)
Other income (expense), net	885	—		—	—	—		885
Operating profit (loss)	(1,889)	14		1,192	59	(230)		(854)
Non-operating (income) expense, net
Non-service pension (benefit) cost	(902)	—		192	12	(300)	(g)	(998)
Interest expense (income), net	1,366	(125)	(a)	57	2	(12)	(h)	1,288
Income (loss) from continuing operations before income taxes	$(2,353)	$139		$943	$45	$82		$(1,144)
Income tax expense (benefit)	575	(370)	(a)(b)	153	3	9	(i)	370
Net income (loss) from continuing operations	$(2,928)	$509		$790	$42	$73		$(1,514)
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	181	—		2	—	—		183
Income (loss) from continuing operations attributable to common shareowners	$(3,109)	$509		$788	$42	$73		$(1,697)
Pro forma earnings per share of common stock:
Basic	$(2.29)							$(1.12)
Diluted	$(2.29)							$(1.12)
Pro forma weighted average common shares outstanding
Basic	1,357.8						(j)	1,511.7
Diluted	1,357.8						(k)	1,511.7

See accompanying Notes to Unaudited Pro Forma Combined Financial Information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1: Basis of presentation

Beginning in the second quarter of 2020, the financial results of Carrier and Otis for periods prior to April 3, 2020 have been reflected as discontinued operations in the Company’s consolidated financial statements. In accordance with Article 11 of SEC Regulation S-X, the unaudited pro forma combined statement of operations presents the Company on a continuing operations basis and therefore excludes the results of Carrier and Otis. In accordance with the guidance in ASC 205, Financial Statement Presentation, the Company’s historical results from continuing operations do not allocate any general corporate overhead expenses of RTC prior to the Separation and Distributions to Otis and Carrier, including corporate overhead that had previously been reflected in the Carrier and Otis segment results as a part of RTC prior to the Separation and Distributions. Based on this and other estimates and assumptions, the unaudited pro forma combined statement of operations does not reflect what the results of operations would have been on a standalone basis and is not necessarily indicative of the future operations of the Company.

The unaudited pro forma combined statement of operations also reflects the Merger under the acquisition method of accounting in accordance with ASC 805, Business Combinations.  Management has determined that RTC is the acquirer for financial accounting purposes. In identifying RTC as the accounting acquirer, the Company considered the structure of the transaction and other actions contemplated by the Merger Agreement, relative outstanding share ownership and market values, the composition of the Company’s board of directors, the relative size of RTC and Raytheon, and the designation of certain senior management positions of the Company. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The unaudited pro forma combined statement of operations reflects the impact of the valuations ascribed to the assets and liabilities in purchase accounting.

In order to obtain the regulatory approvals required to complete the Merger, both RTC and Raytheon were required by regulatory authorities to dispose of certain businesses, none of which were determined to be material to the operations of the Company and, accordingly, adjustments to exclude the results of the disposed businesses included in RTC’s results for the period prior to the disposal or the gains recognized upon disposal of the businesses of an aggregate of $580 million ($253 million after tax) are not reflected in the unaudited pro forma combined statement of operations.

The unaudited pro forma combined statement of operations has been prepared in a manner consistent with RTC’s pre-Merger accounting policies. Certain financial information of Raytheon as presented in its historical consolidated financial statements has been reclassified to conform to the presentation in RTC’s pre-Merger consolidated financial statements for the purposes of preparing the unaudited pro forma combined statement of operations – refer to Note 3.

Note 2: Financing Transactions and Other Transaction Costs

The following represents adjustments to the unaudited combined pro forma statement of operations related to Financing Transactions and Other Transaction Costs:

a).
Reflects a reduction in interest expense of $125 million for the year ended December 31, 2020, as a result of RTC’s paydown of debt in order to not exceed the maximum applicable net indebtedness required by the Merger Agreement, calculated using a weighted average interest rate of 3.7%, based on the indebtedness of RTC during the year ended December 31, 2020 that is assumed to have been extinguished as of January 1, 2020, as well as a related reduction in tax benefit of $23 million. A 1/8% change in the estimated interest rate would increase or decrease the interest expense of RTC by $4.8 million for the year ended December 31, 2020.

b).
Reflects the elimination of non-recurring Separation and Distribution related costs incurred by RTC of $14 million which are reflected as part of continuing operations, primarily related to incremental stock compensation expense incurred upon the Separation and Distributions related to awards for employees remaining with RTC. Additionally, reflects the elimination of net tax charges related to Separation and Distribution activities of $393 million that were incurred during the year ended December 31, 2020 and included within continuing operations.

Note 3: Reclassification adjustments

Certain reclassifications have been made to the historical presentation of Raytheon’s statement of operations to conform to the financial statement presentation of RTC prior to the Merger.

Reclassifications to Raytheon’s consolidated statement of operations for the stub period of March 30, 2020 through April 2, 2020 are as follows:

(Dollars, in millions)	Before Reclassifications	Reclassifications	Notes	After Reclassifications
Net Sales:
Product sales	$344			$344
Service sales	65			65
	409			409
Costs and Expenses:
Cost of products sold	258			258
Cost of services sold	53			53
Research and development	—	17	(i)	17
Selling, general and administrative	39	(17)	(i)	22
	350			350
Other income, net	—			—
Operating profit	59			59
Non-service pension (benefit) cost	12			12
Interest expense (income), net	—	2	(ii)	2
Interest expense	2	(2)	(ii)	—
Interest income	—			—
Other (income) expense, net	—			—
Income (loss) before income taxes	$45			$45
Income tax expense (income)	3			3
Net income	$42			$42
Less: Noncontrolling interest in subsidiaries’ earnings (loss)	—			—
Net income (loss) attributable to Raytheon common stockholders	$42			$42

i.	Represents the reclassification of $17 million of research and development costs from Selling, general, and administrative expenses to Research and development expenses.

ii.	Represents the reclassification of Interest expense to Interest expense (income), net.

Reclassifications to Raytheon’s consolidated statement of operations for the quarter ended March 29, 2020 are as follows:

(Dollars, in millions)	Before Reclassifications	Reclassifications	Notes	After Reclassifications
Net Sales:
Product sales	$6,005			$6,005
Service sales	1,160			1,160
	7,165			7,165
Costs and Expenses:
Cost of products sold	4,338			4,338
Cost of services sold	907			907
Research and development	—	161	(i)	161
Selling, general and administrative	728	(161)	(i)	567
	5,973			5,973
Other income, net	—			—
Operating profit	1,192			1,192
Non-service pension (benefit) cost	192			192
Interest expense (income), net	—	57	(ii)(iii)	57
Interest expense	43	(43)	(iii)	—
Interest income	(11)	$11	(iii)	—
Other (income) expense, net	25	$(25)	(ii)	—
Income (loss) before income taxes	$943			$943
Income tax expense (income)	153			153
Net income	$790			$790
Less: Noncontrolling interest in subsidiaries’ earnings (loss)	2			2
Net income (loss) attributable to Raytheon common stockholders	$788			$788

i.	Represents the reclassification of $161 million of research and development costs from Selling, general, and administrative expenses to Research and development expenses.

ii.
Represents the reclassification of Other (income) expense, net, which primarily relates to mark-to-market of marketable securities held in trusts associated with certain nonqualified deferred compensation and employee benefit plans, to Interest expense (income), net.

iii.	Represents the reclassification of Interest expense and Interest income to Interest expense (income), net.

Note 4: Adjustments to Pro Forma Combined Statement of Operations

c).	Product sales: Represents adjustments to product sales comprised of the following:
(Dollars in millions)	Year Ended 12/31/2020
Elimination of sales related to intercompany sales from RTC to Raytheon (i)	$69
Deferred revenue amortization (ii)	5
Middle East contract adjustment (iii)	48
Total pro forma adjustment to product sales	$122

i.
Represents the elimination of sales that were earned by RTC on sales to Raytheon that would be considered intercompany transactions and are eliminated in the consolidated financial statements of the Company following completion of the Merger.

ii.
Represents a decrease in sales related to the fair value of Raytheon’s deferred revenue in purchase accounting and the related amortization of the difference between prepayments related to extended arrangements and the fair value of the assumed performance obligations, as they are satisfied.

iii.	Represents the reversal of Raytheon sales recognized in the first quarter of 2020 on direct commercial sales contracts for precision guided munitions with a certain Middle East customer.

d).	Cost of products and services sold: Represents adjustments to cost of products and services sold comprised of the following:
1. Cost of products sold: (Dollars in millions)	Year Ended 12/31/2020
Amortization of acquired intangible assets (i)	$350
Depreciation of fixed assets step-up (ii)	10
Adjustment to pension service cost (iii)	(8)
Elimination of costs related to intercompany sales from RTC to Raytheon (iv)	(69)
Amortization of onerous contracts (v)	(10)
Middle East contract adjustment (vi)	(48)
Total pro forma adjustment to cost of products sold	$225

2. Cost of services sold: (Dollars in millions)	Year Ended 12/31/2020
Depreciation of fixed assets step-up (ii)	$1
Adjustment to pension service cost (iii)	(2)
Total pro forma adjustment to cost of services sold	$(1)

i.	Represents net impact of removal of historical amortization expense and amortization expense recognized due to the identification of definite-lived intangible assets in purchase accounting.

ii.
Represents adjustment to depreciation expense due to the recognition of Raytheon’s fixed assets at their fair values in purchase accounting, depreciated over their estimated remaining useful lives, determined in accordance with RTC policy.

iii.	Represents the impact of the pension and postretirement service cost expense as determined under RTC’s plan assumptions.

iv.
Represents elimination of cost of sales relating to transactions between RTC and Raytheon that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the Company following the Merger.

v.	Represents amortization of onerous contracts recorded at their fair values in purchase accounting.

vi.
Represents the reversal of $34 million of Raytheon cost of sales recognized in the first quarter of 2020 on direct commercial sales contracts for precision guided munitions with a certain Middle East customer and a related $14 million reduction to cost of sales for a reduction in the contract asset write-off recorded in the fourth quarter of 2020 for the same contracts.

e).	Research and development expenses: Reflects an increase of $1 million in depreciation expense due to the recognition of Raytheon’s fixed assets at their fair values in purchase accounting.

f).	Selling, general and administrative expenses: Represents adjustments to selling, general and administrative expenses comprised of the following:
(Dollars, in millions)	Year Ended 12/31/2020
Depreciation of fixed assets step-up (i)	$—
Adjustment to pension service cost (ii)	(1)
Elimination of deferred commissions amortization (iii)	(7)
Elimination of transaction costs (iv)	(109)
Total pro forma adjustment to selling, general, and administrative expenses	$(117)

i.
Represents adjustment to depreciation expense due to the recognition of Raytheon’s fixed assets at their fair values in purchase accounting, depreciated over their estimated remaining useful lives, determined in accordance with RTC policy.

ii.	Represents the impact of the pension and postretirement service cost expense as determined under RTC’s plan assumptions.

iii.	Represents elimination of amortization recognized on deferred commissions that are eliminated in purchase accounting.

iv.	Represents the elimination of non-recurring transaction costs incurred related to the Merger.

g).
Non-service pension (benefit) cost: Reflects an adjustment to Non-service pension (benefit) cost for the elimination of prior service cost and actuarial loss amortization, which was recorded by Raytheon as a result of the application of purchase accounting.

h).	Interest expense (income), net: Reflects a decrease of $12 million for the amortization of the incremental fair value of assumed debt recognized in connection with purchase accounting.

i).
Income tax expense (income): Reflects the tax effect of pro forma adjustments. The pro forma adjustments were tax effected at the applicable blended statutory tax rate, generally 23%. RTC’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of one-time items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these items could be material.

j).
Basic weighted average number of shares outstanding: Reflects the pro forma issuance of 648.3 million shares of RTC common stock issued in exchange for Raytheon outstanding common stock and equity awards that vested immediately upon closing of the Merger in accordance with the Merger Agreement, and 4.5 million shares of restricted stock awards outstanding acquired upon closing of the Merger, which are included in basic weighted average number of shares outstanding for purposes of earnings per share.

k).
Diluted weighted average number of shares outstanding: All stock awards are excluded in the computation of diluted earnings per share because their effect was antidilutive due to the pro forma loss from continuing operations.